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EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2004

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0001100397	841521955
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

212 Carnegie Center, Ste 206, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 844-7755

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This is Amendment No.1 to the Current Report on Form 8-K dated November 12, 2004 and filed with the Securities and Exchange Commission on November 18, 2004 (the “Original Filing”), for the purpose of filing the financial statements of Advaxis, Inc., a Delaware corporation (“Advaxis”).

Section 9.01 - Financial Statements and Exhibits

A. Financial Statements of Business Acquired

Advaxis, Inc. Financial Statements for (i) the years ended December 31, 2003 and the period from March 1, 2002 (inception) to December 31, 2002 with independent auditors report (including Balance Sheet, Statement of Operations, Statement of Shareholders’ Equity (Deficiency), Statement of Cash Flows, and Notes to Financial Statements) and (ii) the nine-months ended September 30, 2004 and 2003 (unaudited) (including Balance Sheet, Statement of Operations, Statement of Shareholders’ Equity (Deficiency), Statement of Cash Flows).

B. Pro Forma Financial Information

Unaudited Pro Forma Balance Sheet of Advaxis, Inc. as of September 30, 2004.

C. Exhibits

Exhibit 99.1	Advaxis, Inc. Financial Statements for (i) the year ended December 31, 2003 and the period from March 1, 2002 (inception) to December 31, 2002 with independent auditors report (including Balance Sheet, Statement of Operations, Statement of Shareholders’ Equity (Deficiency), Statement of Cash Flows, and Notes to Financial Statements) and (ii) the nine-months ended September 30, 2004 and 2003 (unaudited) (including Balance Sheet, Statement of Operations, Statement of Shareholders’ Equity (Deficiency), Statement of Cash Flows); and an Unaudited Pro Forma Balance Sheet of Advaxis, Inc. as of September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

Date: January 7, 2005	By:	/s/ J. Todd Derbin

Name: J. Todd Derbin Title: President and Chief Executive Officer